Articles of Amendment

to

Articles of Incorporation

of

CREDIT ONE FINANCIAL, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

Pursuant to the provisions of section 607.1006, Florida Statues, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.

If amending name, enter the new name of the corporation:

___________________________________________________________________________________________

Name must be distinguishable and contain the word “corporation”, “company”, or “incorporation” or the abbreviation “Corp”, “Inc.”, or “Co.”, or the designation “Corp”, “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”.

B.

Enter new principal office address, if applicable:_______________________________________________

(Principal office address MUST BE A STREET ADDRESS)

_____________________________________________

_____________________________________________

C.

Enter new mailing address, if applicable:

(Mailing address MUST BE A STREET ADDRESS)_____________________________________________

____________________________________________

D.

If amending the registered agent and/or registered address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

BLUMBERGEXCELSIOR

New Registered Office Address:

515 EAST PARK AVENUE

   (Florida street address)

TALLAHASSEE, FLORIDA 32301

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name and address of each Officer and/or Director being added:

Title
Name
Address

Type of Action

___________
____________
_________________

________________

___________
____________
_________________

________________

E.

If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary).

(Be specific)

ARTICLE III is amending its CAPITAL STOCK so that as amended said article shall read as follows:

ARTICLE III:  The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Five Hundred Million (500,000,000) shares of common stock having a par value of $0.001 per share.

F.

If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

The date of each amendment (s) adoption:

January 8, 2010

Effective date if applicable:  _________________________________________________________________________

Adoption of Amendment(s)

(CHECK ONE)

[X]

The amendment(s) was/were adopted by the shareholders.  The number of votes cast for the amendment9s) by the shareholders was/were for approval.

[ ]

The amendment(s) was/were adopted by the shareholders through voting group.  The following statement must be separately provided for each voting group entitled to vote separated on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ___________________”

[ ]

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ]

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated:

April 7, 2010

Signature:

/s/ Dicky Cheung

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Dicky Cheung

(Typed or printed name of person signing)

President

(Title of person signing)